UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)  July 9, 2004
                                           -------------


                            Multiband Corporation
            --------------------------------------------------------
             (Exact name of registrant as specified in its chapter)



           Minnesota                      13529                   41-1255001
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)



        9449 Science Center Drive
           New Hope, Minnesota                                       55428
----------------------------------------                         -------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code        763-504-3000
                                                    -------------------


             -------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.01: Entry into a material definitive agreement:
-----------------------------------------------------

Purchase agreement incorporated by reference contained in the Company's original 8K filing dated July 9, 2004.

Item 2.01 Completion of acquisition or disposition of assets
------------------------------------------------------------

Acquisition of Assets

On July 9, 2004, (with an effective date of June 1, 2004) Multiband Corporation (the Company) completed its acquisition of the outstanding membership interests of Rainbow Satellite Group, LLC (Rainbow) for approximately $7.5 million, $2 million of which was paid for in Multiband Corporation Preferred Stock, valued at $2.00 per share on a conversion formula to Multiband common stock, one million dollars of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004, these notes were extended to May 31, 2005. These notes were paid in full as of that date. Included in the purchase price is $321,850 related to a finder's fee. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired Company. The cash was provided by funds Multiband had previously raised in a private placement. The aforementioned purchase price is subject to adjustment pursuant to the parties' agreement if the number of Rainbow subscribers' increases or decreases as of an adjustment date. The assets were acquired from the members/owners of Rainbow. Prior to the transaction, there was no material relationship between the owners of sellers and the Company.

With this acquisition, the Company acquired over 16,000 video subscribers which are primarily located in California, Colorado, Texas, Florida, Illinois and New York.

Item 8.01: Other Events.
------------------------

The Company is changing its name from Vicom, Incorporated to Multiband Corporation, effective July 16, 2004. Vicom's trading symbol on the NASDAQ Stock Exchange will change from VICM to MBND. This name change was approved by the Company's shareholders at its annual meeting on June 17, 2004

9.01 Financial statements and exhibits
--------------------------------------

(a) Audited Financial Statements of Business Acquired for the Years Ended December 31, 2003 and 2002

(b)  Multiband Corporation Pro Forma Financial Information

     (i) Unaudited pro forma combined balance sheet as of June 30, 2004, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 giving pro forma effect to the purchase of Rainbow Satellite, LLC as if the acquisition had occurred on June 30, 2004 related to the pro forma balance sheet and January 1, 2003 for the pro forma statements of operations.

     (ii) Notes to unaudited pro forma combined financial information as of and for June 30, 2004.

(c)      Exhibits



                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K/A report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 1, 2005                                  Multiband Incorporated


                                                   By       James L. Mandel
                                                       -------------------------
                                                         James L. Mandel
                                                         Chief Executive Officer

Item 9.01         Financial Statements of Business Acquired

                          RAINBOW SATELLITE GROUP, LLC

                              FINANCIAL STATEMENTS
                     INCLUDING INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 2003 AND 2002

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Members
Rainbow Satellite Group, LLC


         We have audited the accompanying balance sheets of Rainbow Satellite Group, LLC, as of December 31, 2003 and 2002, and the related statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements present fairly, in all material respects, the financial position of Rainbow Satellite Group, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





                                            VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
December 15, 2004 (except as to Note 5, as to which the date is May 31st, 2005)

                          RAINBOW SATELLITE GROUP, LLC
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                     ASSETS

                                                                               2003                             2002
                                                                               ----                             ----
CURRENT ASSETS:

    Cash                                                                     $    58,679                        $  28,801
    Accounts receivable                                                          481,352                          386,351
                                                                             -----------                        ---------

           Total current assets                                                  540,031                          415,152
                                                                             -----------                        ---------
EQUIPMENT AT COST:

    Equipment                                                                    950,241                          531,148
    Less: accumulated depreciation                                             (440,976)                        (181,482)
                                                                             -----------                        ---------

           Total property and equipment, net                                     509,265                          349,666
                                                                             -----------                        ---------

                                                                             $ 1,049,296                        $ 764,818
                                                                             ===========                        =========
                        LIABILITIES AND MEMBERS' DEFICIT:

CURRENT LIABILITIES:

    Checks issued in excess of cash in bank                                  $    13,244                        $ 105,287
    Line of credit                                                               417,192                          136,800
    Due to related party                                                         277,668                          277,668
    Accounts payable                                                             359,866                          198,712
    Accrued payroll and payroll taxes                                             24,273                            3,643
    Due to member                                                                 96,313                               --
    Deferred revenue                                                              40,185                           35,919
    Customer deposits                                                             38,990                               --
    Other accrued liabilities                                                     69,701                           23,108
                                                                             -----------                        ---------

           Total current liabilities                                           1,337,432                          781,137

MEMBERS' DEFICIT                                                               (288,136)                         (16,319)
                                                                             -----------                        ---------

                                                                             $ 1,049,296                        $ 764,818
                                                                             ===========                        =========

   See accompanying notes to financial statements.

                          RAINBOW SATELLITE GROUP, LLC
                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                        2003                                    2002
                                                           --------------------------------        --------------------------------
                                                                Amount          Percent                 Amount          Percent
                                                                ------          -------                 ------          -------
Revenues, net                                                  $ 3,858,205        100%               $ 2,739,893          100%

Cost of products and services                                    1,193,944         31%                   521,536           19%
                                                               -----------        ----               -----------          ----

     Gross margin                                                2,664,261         69%                 2,218,357           81%

General and administrative expenses                              3,034,400         78%                 3,200,031          117%
                                                               -----------        ----               -----------          ----

     Loss from operations                                        (370,139)         (9%)                 (981,674)         (36%)
                                                               -----------        ----               -----------          ----

Other income (expense):
   Interest expense                                               (17,678)          0%                        --            0%
   Interest income                                                     --           0%                        63            0%
                                                               -----------        ----               -----------          ----


      Total other income (expense)                                (17,678)          0%                        63            0%
                                                               -----------        ----               -----------          ----

Net loss                                                       $ (387,817)         (9%)              $  (981,611)         (36%)
                                                               ===========        ====               ===========          ====

See accompanying notes to financial statements.

                          RAINBOW SATELLITE GROUP, LLC
                     STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


BALANCE - DECEMBER 31, 2001                                       $66,292

Capital contributions                                             899,000

Net loss                                                        (981,611)
                                                               ----------

BALANCE - DECEMBER 31, 2002                                       (16,319)

Capital contributions                                             116,000

Net loss                                                         (387,817)
                                                               ----------

BALANCE - DECEMBER 31, 2003                                    $ (288,136)
                                                               ==========



See accompanying notes to financial statements.

                          RAINBOW SATELLITE GROUP, LLC
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                      2003               2002
                                                                                      ----               ----
CASH FLOWS FROM OPERATING ACTIVITES:

Net loss                                                                           $   (387,817)         $   (981,611)
Adjustments to reconcile net loss to cash flows from operating activities:
    Depreciation                                                                        259,494               127,023
    Changes in operating assets and liabilities:
      Accounts receivable                                                               (95,001)             (100,655)
      Accounts payable                                                                  161,154               119,540
      Accrued payroll and payroll taxes                                                  20,630               (34,985)
      Deferred revenue                                                                    4,266                 5,349
      Customer deposits                                                                  38,990                    --
      Other accrued liabilities                                                          46,593                 7,654
                                                                                   ------------          ------------

          Net cash flows provided by (used in) operating activities                      48,309             (857,685)
                                                                                   ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITES:

Purchases of equipment                                                                 (419,093)             (286,840)
                                                                                   ------------          ------------

           Net cash flows used in investing activities                                 (419,093)             (286,840)
                                                                                   ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITES:

Increase (decrease) in checks issued in excess of cash in bank                          (92,043)              105,287
Proceeds from capital contributions                                                     116,000               899,000
Advances from line of credit                                                            280,392               136,800
Proceeds from due to member                                                              96,313                    --
                                                                                   ------------          ------------

          Net cash flows provided by financing activities                               400,662             1,141,087
                                                                                   ------------          ------------

INCREASE (DECREASE) IN CASH                                                              29,878               (3,438)

CASH, BEGINNING OF YEAR                                                                  28,801                32,239
                                                                                   ------------          ------------

CASH, END OF YEAR                                                                  $     58,679          $     28,801
                                                                                   ============          ============

Cash paid for interest                                                             $     17,678          $         --
                                                                                   ============          ============


See accompanying notes to financial statements.

                          RAINBOW SATELLITE GROUP, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business - Rainbow Satellite Group, LLC. (the "Company") was formed on August 1, 2000 in the state of Connecticut. The Company operates as a Limited Liability Company (LLC) under Connecticut state statutes and its members have limited personal liability for the obligations or debts of the Company. The Company has several branch offices and markets its services throughout the United States. The Company distributes television programming and services and acts as a commissioned sales representative for DirecTV to solicit and take orders for DirecTV commissionable programming packages. Distribution markets include residential multiple dwelling units (MDUs).

Concentration of credit risk - The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

Accounts receivable - At December 31, 2003 and 2002, the Company did not have an allowance for doubtful accounts. The Company believes all accounts receivable are fully collectible. Accounts receivable over 60 days are considered past due. The Company does not accrue interest on past due accounts. If accounts receivable are determined uncollectible, they are charged to expense in the year that determination is made. The Company extends unsecured credit to customers in the normal course of business.

Financial Instruments - The carrying amount for all financial instruments approximate fair value. The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities, due to member, due to related party and the line of credit approximate fair value because of the short maturity of these instruments.

Depreciation - Equipment is recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful life of three years. Maintenance, repairs and minor renewals are expensed when incurred. Depreciation expense was $259,494 and $127,023 for the years ended December 31, 2003 and 2002, respectively.

Revenue recognition - The Company recognizes revenue in accordance with the Securities Exchange Commission's Staff Accounting Bulletin No. 104 (SAB 104) "Revenue Recognition", which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of a customer arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonable assured; and (iv) product delivery has occurred or services have been rendered. The Company earns revenue through three sources 1) user charges to residential multiple dwelling units 2) video programming revenue for residential multiple dwelling units and 3) activation of and residual revenue on video programming services.

User charges and video programming revenue are recognized in the period the service is provided.

Revenue generated from activation on video programming services is earned in the month of activation. According to the Company's agreement with DirecTV, in the event that a customer cancels within the first 12 months of service, DirecTV has the right to chargeback the Company for a portion of the activation fees received. In accordance with SAB 104, the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue.

Residual income is earned as services are provided by DirecTV. As a system operator for DirecTV, the Company earns a fixed percentage based on net cash received from DirecTV.

                          RAINBOW SATELLITE GROUP, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred revenue
The Company bills for services in the month prior to providing the service. Deferred revenue is recognized as revenues in the period the related services are provided in accordance with SAB 104.

Income taxes - The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability company. In lieu of corporate income taxes, the members are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Advertising costs - Advertising costs are charged to expense as incurred. Advertising costs were $9,312 and $16,031 for the years ended December 31, 2003 and 2002, respectively.

Management's use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT RELATIONSHIP

The Company is a system operator for DirecTV. Termination of the Company's relationship with DirecTV would have a material adverse impact on the Company's on-going operations. The percent of gross revenues earned from DirecTV for the years ended December 31, 2003 and 2002 was 37% and 49%, respectively.

(3)      RELATED PARTIES

Due to related party
In 2001, the Company borrowed $277,668 from a company owned by the brother of a majority member. This amount is unsecured and due on demand. No interest has been paid on this advance. The advance was repaid in full in May 2004. The Company also paid $300,320 and $150,000 during the years ended December 31, 2003 and 2002 (which is included in the Statements of Operations) according to the terms of a licensing agreement with this company.

Due to member
In 2003, the Company borrowed $96,313 from a majority member. This amount is unsecured and due on demand. No interest has been repaid on this advance. The advance was paid in full in May 2004.

(4)      LINE OF CREDIT

The Company entered into $470,000 revolving credit line agreement with UBS PaineWebber during the year ended December 31, 2002. The line of credit is due on demand and collateralized by investment assets of its majority member and guaranteed by the same member. The line bears interest at the daily LIBOR rate plus 1.75%. (3.21% and 3.20% at December 31, 2003 and 2002, respectively). The outstanding balance was $417,192 and $136,800 at December 31, 2003 and 2002, respectively.

                          RAINBOW SATELLITE GROUP, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

(5)      SUBSEQUENT EVENT

On July 9, 2004 (with an effective date of June 1, 2004) the Company was sold to Multiband Corporation for approximately $7.5 million, $2 million of which was paid for in Multiband Corporation preferred stock, valued at $2.00 per share based on a conversion formula to Multiband Corporation common stock, $1 million of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004, these notes were extended to May 31, 2005. These notes were paid in full as of that date. Included in the purchase price is $321,850 related to a finders fee.

MULTIBAND CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 9, 2004, Multiband (the Company) completed its acquisition, which had an effective date of June 1, 2004, of the outstanding membership interests of Rainbow Satellite Group, LLC (Rainbow), a provider of satellite television services to multi dwelling units, for approximately $7.5 million, $2 million of which was paid for in Multiband preferred stock, valued at $2.00 per share on a conversion formula to Multiband common stock, $1 million of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004, these notes were extended to May 31, 2005 and paid in full as of that date.

The unaudited pro forma balance sheets set forth as attached gives effect to the purchase as if it had been consummated on June 30, 2004 and the unaudited pro forma statements of operations set forth below gives effect to the purchase as if it had been consummated on January 1, 2003. The pro forma adjustments reflecting the consummation of the purchase are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of Rainbow.

The unaudited pro forma financial information is presented in accordance with
Article 11 of the Securities and Exchange Commission's regulation S-X.

The historical operating results may not be indicative of the future results of Rainbow should it be operated as a stand alone entity. The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. In addition, the pro forma adjustments do not reflect any operating inefficiencies or extra expenses which might occur with respect to the combined companies.

These pro forma financial statements do not purport to present results, which would actually have been obtained if the transaction had been in effect during the period covered, or any future results which may in fact be realized.

For purposes of preparing the Company's consolidated financial statements, the Company has established a new basis for the acquired assets and assumed liabilities based upon the fair values thereof. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information have been made solely for purposes of developing such pro forma combined financial information. The actual financial position may differ from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                  JUNE 30, 2004

                                                                  Multiband                          Record
                                                                 Corporation     Eliminate           revised
                                                                  Historical      Rainbow            Rainbow             Pro Forma
                                                                June 30, 2004   Balance Sheet      Balance Sheet         Combined
                                                                -------------   -------------      -------------         --------
CURRENT ASSETS
      Cash and cash equivalents                                  $  1,514,779  ($     86,110) A-1  $           --      $  1,428,669
      Certificate of deposit                                          250,000             --                   --           250,000
      Accounts receivable, net                                      2,929,708             --                   --         2,929,708
      Inventories, net                                              1,554,474             --                   --         1,554,474
      Other current assets                                            121,968             --                   --           121,968
                                                                 ------------   ------------       --------------      ------------
            Total Current Assets                                    6,370,929        (86,110)                  --         6,284,819
                                                                 ------------   ------------       --------------      ------------

PROPERTY AND EQUIPMENT, NET                                         3,897,363       (390,248)             773,000 A-2     4,280,115
                                                                 ------------   ------------       --------------      ------------

OTHER ASSETS

      Goodwill                                                      2,761,245             --              800,000 A-2     3,561,245
      Intangible assets, net                                       17,352,854     (7,043,641) A-1       6,328,770 A-2    16,637,983
      Other                                                           131,985             --                   --           131,985
                                                                 ------------   ------------       --------------      ------------
            Total Other Assets                                     20,246,084     (7,043,641)           7,128,770        20,331,213
                                                                 ------------   ------------       --------------      ------------

                  TOTAL ASSETS                                   $ 30,514,376   $ (7,519,999)      $    7,901,770      $ 30,886,147
                                                                 ============   ============       ==============      ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Checks issued in excess of cash in bank                    $    355,055   $         --       $           --      $    355,055
      Wholesale line of credit                                      1,256,867             --                   --         1,256,867
      Short term debt                                               6,119,999     (4,219,999) A-1       4,219,999 A-2     6,119,999
      Current portion of long term debt                               821,349                                  --           821,349
      Current portion of capital lease obligations                     56,975                                  --            56,975
      Accounts payable                                              1,985,876     (1,000,000) A-1       1,150,149 A-2     2,136,025
      Accrued liabilities                                           3,512,978       (300,000) A-1         361,851 A-2     3,574,829
      Customer security deposits                                           --             --               55,400 A-2        55,400
      Deferred service obligations and revenue                        339,615             --              114,371 A-2       453,986
                                                                 ------------   ------------       --------------      ------------

            Total Current Liabilities                              14,448,714     (5,519,999)           5,901,770        14,830,485

      Long term debt, net                                           2,070,880             --                   --         2,070,880
      Other long term debt                                            222,700             --                   --           222,700
      Note payable - stockholder, net of current portion               64,421             --                   --            64,421
      Capital lease obligations, net of current portion               290,191             --                   --           290,191
                                                                 ------------   ------------       --------------      ------------
            Total Liabilities                                      17,096,906     (5,519,999)           5,901,770        17,478,677

STOCKHOLDERS' EQUITY
      Cumulative convertible preferred stock, no par value:
            8% Class A (27,931 shares issued and outstanding,
            $293,276 liquidation preference)                          419,752             --                   --           419,752
            10% Class B (8,700 shares issued and outstanding,
            $91,350 liquidation preference)                            62,000             --                   --            62,000
            10% Class C (125,400 shares issued and outstanding,
            $1,254,000 liquidation preference)                      1,611,105             --                   --         1,611,105
            15% Class E (77,650 shares issued and outstanding,
            $776,500 liquidation preference)                               --             --                   --                --
            10% Class F (200,000 issues and outstanding,
            $2,000,000 liquidation preference)                      2,000,000     (2,000,000) A-1       2,000,000 A-2     2,000,000
      Common stock, no par value (19,036,805 shares issued;
      19,019,786 shares outstanding)                               16,187,997             --                   --        16,187,997
      Stock subscriptions receivable                                 (371,415)            --                   --          (371,415)
      Options and warrants                                         31,266,767             --                   --        31,266,767
      Unamortized compensation                                         (2,277)            --                   --            (2,277)
      Accumulated deficit                                         (37,756,459)            --                   --       (37,756,459)
                                                                 ------------   ------------       --------------      ------------
                  Total Stockholders' Equity                       13,417,470     (2,000,000)           2,000,000        13,417,470
                                                                 ------------   ------------       --------------      ------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 30,514,376   ($ 7,519,999)      $    7,901,770      $ 30,896,147
                                                                 ============   ============       ==============      ============

                     MULTIBAND CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004


                                                                                     Rainbow
                                                                   Multiband        Satellite
                                                                  Corporation      Group, Inc.
                                                                  Historical        Historical         Purchase         Pro Forma
                                                                 June 30, 2004     May 31, 2005       Adjustments        Combined
                                                                 -------------     ------------       -----------        --------
REVENUES                                                         $ 13,665,836      $  1,694,971      $         --      $ 15,360,807

COST AND EXPENSES
    Cost of products and services (exclusive of
      depreciation and amortization shown separately below)         9,794,744           472,228                --        10,266,972
    Selling, general and administrative                             4,532,260         1,252,219                --         5,784,479
    Depreciation and amortization                                   1,709,790           132,891           414,500 B,D     2,257,181
                                                                 ------------      ------------      ------------      ------------

         Total costs and expenses                                  16,036,794         1,857,338           414,500        18,308,632
                                                                 ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                                               (2,370,958)         (162,367)         (414,500)       (2,947,825)
                                                                 ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE)
    Interest expense                                                 (601,482)          (11,624)          (87,900) C       (701,006)
    Other Income (expense)                                              4,101                --                --             4,101
                                                                 ------------      ------------      ------------      ------------

            Total other expense                                      (597,381)          (11,624)          (87,900)         (696,905)

LOSS BEFORE INCOME TAXES                                           (2,968,339)         (173,991)         (502,400)       (3,644,730)
                                                                 ------------      ------------      ------------      ------------

PROVISION FOR INCOME TAXES                                                 --                --                --                --
                                                                 ------------      ------------      ------------      ------------

NET LOSS                                                           (2,968,339)         (173,991)         (502,400)       (3,644,730)

Preferred Stock Dividends                                            (457,926)               --                --          (457,926)
                                                                 ------------      ------------      ------------      ------------

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                         ($ 3,426,265)     $   (173,991)     $   (502,400)     $ (4,102,656)
                                                                 ============      ============      ============      ============

LOSS PER SHARE - BASIC AND DILUTED                                     ($0.16)              N/A               N/A      $      (0.20)
                                                                 ============                                          ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC AND DILUTED       20,984,967               N/A               N/A        20,984,967
                                                                 ============                                          ============

                     MULTIBAND CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


                                                                                    Rainbow
                                                                                   Satellite
                                                                   Multiband         Group,
                                                                  Corporation         LLC        Record Revised
                                                                   Historical      Historical       Purchase
                                                                  December 31,    December 31,   Accounting for        Pro Forma
                                                                      2003            2003           Rainbow           Combined
                                                                      ----            ----           -------           --------
REVENUES                                                        $ 22,640,421     $  3,858,205               --     $ 26,498,626

COST AND EXPENSES
    Cost of products and services (exclusive of depreciation
      and amortization shown separately below)                    15,952,019          934,451               --       16,886,470
    Selling, general and administrative                            8,740,849        3,034,400               --       11,775,249
    Depreciation and amortization                                  1,443,860          259,493        1,054,800 E      2,758,153
                                                                ------------     ------------     ------------     ------------

    Total costs and expenses                                      26,136,728        4,228,344        1,054,800       31,419,872
                                                                ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                                              (3,496,307)        (370,139)      (1,054,800)      (4,921,246)
                                                                ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
    Interest expense                                                (897,704)         (17,678)        (211,000) C    (1,126,382)
    Interest income                                                   16,309               --               --           16,309
    Other expense                                                    (20,668)              --               --          (20,668)
                                                                ------------     ------------     ------------     ------------

         Total other expense                                        (902,063)         (17,678)        (211,000)      (1,130,741)
                                                                ------------     ------------     ------------     ------------

LOSS BEFORE MINORITY INTERESTS IN SUBSIDIARY                      (4,398,370)        (387,817)      (1,265,800)      (6,051,987)
    Minority interest in subsidiary                                   33,366               --               --           33,366
                                                                ------------     ------------     ------------     ------------

NET LOSS                                                          (4,365,004)        (387,817)      (1,265,800)      (6,018,621)
    Preferred stock dividends                                       (248,689)              --               --         (248,689)
                                                                ------------     ------------     ------------     ------------

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                        ($ 4,613,693)    $   (387,817)    $ (1,265,800)    $ (6,267,310)
                                                                ============     ============     ============     ============

LOSS PER COMMON SHARE - BASIC AND DILUTED                       ($      0.29)             N/A              N/A     $      (0.39)
                                                                ============                                       ============


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC AND DILUTED      16,112,231              N/A              N/A       16,112,231
                                                                ============                                       ============

                              MULTIBAND CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  June 30, 2004


1) Description of the transaction

On July 9, 2004, Multiband (the Company) completed its acquisition, which had an effective date of June 1, 2004, of the outstanding membership interests of Rainbow Satellite Group, LLC (Rainbow), a provider of satellite television services to multi dwelling units, for approximately $1 million, $2 million of which was paid for in Multiband preferred stock, valued at $2.00 per share on a conversion formula to Multiband common stock, one million dollars of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004, these notes were extended to May 31, 2005. These notes were paid in full on that date. Included in the purchase price is $321,850 related to a finder's fee. These notes are collateralized by Rainbow assets and bear interest at the prime rate (4% at May 31, 2004.) In connection with the debt extension, the Company issued 75,000 two year warrants with an exercise price of $1.35 valued at $68,655 using the Black Scholes pricing model. The stock value was a negotiated price between the Buyer and Seller. In the event Multiband defaults in the payment of said promissory notes, the former owners of Rainbow have certain rights to repurchase the aforementioned membership interests for 20% less than any sums Multiband has paid prior to the date of the default. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired Company. The cash was provided by funds Multiband had previously raised in a private placement. The aforementioned purchase price is subject to adjustment pursuant to the parties' agreement if the number of Rainbow subscribers' increases or decreases as of an adjustment date. The assets were acquired from the members/owners of Rainbow. Prior to the transaction, there was no material relationship between the owners of seller and the Company. With this acquisition, the Company acquired over 16,000 video subscribers which are primarily located in California, Colorado, Texas, Florida, Illinois and New York.

      Summary of the purchase transaction is as follows:

                                        Purchase Price     Transaction Costs         Total
        Cash                              $1,000,000          $       --          $1,000,000
        Liabilities assumed                  319,921                  --             319,921
        Notes payable                      4,219,999                  --           4,219,999
        Multiband Corporation
           preferred stock, series F       2,000,000                  --           2,000,000
        Finder's fee                              --             321,850             321,850
        Transaction costs                         --              40,000              40,000
                                          ----------          ----------          ----------
        Total contract                    $7,539,920          $  361,850          $7,901,770
                                          ==========          ==========          ==========

2) Description of Pro Forma Adjustments

      (A-1) To reverse original Rainbow estimated purchase price allocation recorded at the date of acquisition included in the June 30, 2004 balance sheet.

      (A-2) To record the final allocation of Rainbow assets acquired and liabilities assumed as if the transaction occurred on June 30, 2004. The carrying value assigned to intangible assets, net is based on the purchase price over the amounts assigned to the identifiable assets acquired and liabilities assumed. The allocation of the purchase price is as follows:

            Total  cash / stock consideration             $7,219,999
            Add: transaction costs                           361,850
            Add: liabilities assumed                         319,921
                                                          ----------
                  Total consideration                      7,901,770

            Less: Net tangible assets acquired               773,000
            Less: Goodwill                                   800,000
                                                          ----------

            Intangible assets, net                        $6,328,770
                                                          ==========

      (B) Additional amortization expense of $439,500 recorded for the intangible asset of $6,328,770 acquired through the purchase using an average estimated useful life of 6 years.

      (C) Additional interest expense on $4,219,999 debt incurred to finance purchase with an average annual interest rate of 5%. Interest expense for the 6 months was $105,500, however $17,600 is already in the historical amounts for the six months ended June 30, 2004.

      (D) Reduction of depreciation expense of $25,000 to agree with the new basis based on fair value on date of purchase and change in estimated useful life.

      (E) Additional amortization expense of $1,054,800 recorded for the intangible asset of $6,328,770 acquired through the purchase using an average estimated useful life of 6 years.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 1, 2005                      Multiband Corporation


                                           By       James L. Mandel
                                               -------------------------------
                                                  James L. Mandel
                                                  Chief Executive Officer